AMENDMENT TO

AMENDED AND RESTATED

TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment to the Amended and Restated Transfer Agency and Service Agreement (“Amendment”) is effective as of the 8th day of October, 2026, by and among NYLIM Funds, a Massachusetts business trust, and NYLIM VP Funds Trust and NYLIM Funds Trust, each a Delaware statutory trust (each, a “Fund” and collectively, the “Funds”), and NYLIM Service Company LLC (“NSC”), a Delaware limited liability company, having its principal office and place of business at 30 Hudson Street, Jersey City, New Jersey 07302.

WHEREAS, the Funds and NSC are parties to an Amended and Restated Transfer Agency and Service Agreement, dated October 1, 2008, as amended (“Agreement”); and

WHEREAS, pursuant to Article 2.01 and Article 11 of the Agreement, the parties hereby wish to amend the Agreement to reflect:

a. changes to fund names listed on Schedule A effective August 28, 2026; and

b. the name change of NYLIM Epoch International Choice Fund to NYLIM Candriam International Core Equity Fund effective October 8, 2026;

NOW, THEREFORE, in consideration of the mutual covenants contained in the Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

  IN WITNESS HEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers.

NYLIM FUNDS

By: /s/ Kirk C. Lehneis

Name: Kirk C. Lehneis

Title: President and Principal Executive Officer

NYLIM FUNDS TRUST

By: /s/ Kirk C. Lehneis

Name: Kirk C. Lehneis

Title: President and Principal Executive Officer

NYLIM VP FUNDS TRUST

By: /s/ Kirk C. Lehneis

Name: Kirk C. Lehneis

Title: President and Principal Executive Officer

NYLIM SERVICE COMPANY LLC

By: /s/ Jack R. Benintende

Name: Jack R. Benintende

Title: President

SCHEDULE A

Effective Date: October 8, 2026
(unless otherwise indicated)

NYLIM Funds

NYLIM Candriam Emerging Markets Debt Fund

NYLIM Income Builder Fund

NYLIM MacKay Convertible Fund

NYLIM MacKay High Yield Corporate Bond Fund

NYLIM MacKay Strategic Bond Fund
NYLIM MacKay Tax Free Bond Fund

NYLIM MacKay U.S. Infrastructure Bond Fund

NYLIM Money Market Fund
NYLIM Winslow Large Cap Growth Fund
NYLIM WMC Enduring Capital Fund
NYLIM WMC Value Fund

NYLIM VP Funds Trust

all currently available VP Portfolios

NYLIM Funds Trust

NYLIM Balanced Fund

NYLIM Candriam Emerging Markets Equity Fund

NYLIM Candriam International Core Equity Fund

NYLIM CBRE Global Infrastructure Fund

NYLIM CBRE Real Estate Fund

NYLIM Conservative Allocation Fund

NYLIM Conservative ETF Allocation Fund

NYLIM Cushing MLP Premier Fund

NYLIM Epoch Capital Growth Fund

NYLIM Epoch Global Equity Yield Fund

NYLIM Epoch U.S. Equity Yield Fund

NYLIM Equity Allocation Fund

NYLIM Equity ETF Allocation Fund
NYLIM Fiera SMID Growth Fund

NYLIM Floating Rate Fund

NYLIM Growth Allocation Fund

NYLIM Growth ETF Allocation Fund

NYLIM MacKay Arizona Muni Fund

NYLIM MacKay California Muni Fund

NYLIM MacKay Colorado Muni Fund

NYLIM MacKay High Yield Muni Bond Fund

NYLIM MacKay New York Muni Fund

NYLIM MacKay Oregon Muni Fund

NYLIM MacKay Short Duration High Income Fund

NYLIM MacKay Short Term Muni Fund
NYLIM MacKay Strategic Muni Allocation Fund

NYLIM MacKay Total Return Bond Fund

NYLIM MacKay Utah Muni Fund

NYLIM Moderate Allocation Fund

NYLIM Moderate ETF Allocation Fund

NYLIM PineStone Global Equity Fund

NYLIM PineStone International Equity Fund

NYLIM PineStone U.S. Equity Fund

NYLIM S&P 500 Index Fund

NYLIM Short Term Bond Fund

NYLIM U.S. Government Liquidity Fund
NYLIM WMC Growth Fund
NYLIM WMC International Research Equity Fund
NYLIM WMC Small Companies Fund

TRANSFER AGENCY FEE SCHEDULE

As Amended effective October 8, 2026

(unless otherwise indicated)

1) Maintenance and Transaction Charges – Billable Monthly*

* For each share class other than Class P, Class R6 and SIMPLE Class shares, the Funds listed below will be billed at the greater of A or B.

A) Per Account Annual Fee:

The following Funds will be billed at a rate of 1/12 of the annual fee for each Fund account serviced during the month. “Accounts serviced” is defined as all open accounts at month end and accounts that close during the month, including underlying Shareholder accounts which may be held in omnibus positions and serviced by other administrators.

NYLIM FUNDS

EQUITY FUNDS	ACCOUNT RATES
NYLIM Winslow Large Cap Growth Fund	$27.49
NYLIM WMC Enduring Capital Fund	$27.49
NYLIM WMC Value Fund	$27.49
FIXED INCOME & BLENDED FUNDS	ACCOUNT RATES
NYLIM Candriam Emerging Markets Debt Fund	$33.02
NYLIM Income Builder Fund	$33.02
NYLIM MacKay Convertible Fund	$33.02
NYLIM MacKay High Yield Corporate Bond Fund	$33.02
NYLIM MacKay Strategic Bond Fund	$33.02
NYLIM MacKay Tax Free Bond Fund	$33.02
NYLIM MacKay U.S. Infrastructure Bond Fund	$33.02
MONEY MARKET FUND	ACCOUNT RATES
NYLIM Money Market Fund	$32.13

NYLIM FUNDS TRUST

EQUITY FUNDS	ACCOUNT RATES
NYLIM Candriam Emerging Markets Equity Fund	$27.49
NYLIM Candriam International Core Equity Fund	$27.49
NYLIM CBRE Global Infrastructure Fund	$27.49
NYLIM CBRE Real Estate Fund	$27.49
NYLIM Conservative Allocation Fund	$27.49
NYLIM Cushing MLP Premier Fund	$27.49
NYLIM Epoch Capital Growth Fund	$27.49
NYLIM Epoch Global Equity Yield Fund	$27.49
NYLIM Epoch U.S. Equity Yield Fund	$27.49
NYLIM Equity Allocation Fund	$27.49
NYLIM Fiera SMID Growth Fund	$27.49
NYLIM Growth Allocation Fund	$27.49
NYLIM S&P 500 Index Fund	$27.49
NYLIM Moderate Allocation Fund	$27.49
NYLIM PineStone Global Equity Fund	$27.49

EQUITY FUNDS	ACCOUNT RATES
NYLIM PineStone International Equity Fund	$27.49
NYLIM PineStone U.S. Equity Fund	$27.49
NYLIM WMC Growth Fund	$27.49
NYLIM WMC International Research Equity Fund	$27.49
NYLIM WMC Small Companies Fund	$27.49
FIXED INCOME & BLENDED FUNDS	ACCOUNT RATES
NYLIM Balanced Fund	$33.02
NYLIM Floating Rate Fund	$33.02
NYLIM MacKay Arizona Muni Fund	$33.02
NYLIM MacKay California Muni Fund	$33.02
NYLIM MacKay Colorado Muni Fund	$33.02
NYLIM MacKay High Yield Muni Bond Fund	$33.02
NYLIM MacKay New York Muni Fund	$33.02
NYLIM MacKay Oregon Muni Fund	$33.02
NYLIM MacKay Short Duration High Income Fund	$33.02
NYLIM MacKay Short Term Muni Fund	$33.02
NYLIM MacKay Strategic Muni Allocation Fund	$33.02
NYLIM MacKay Total Return Bond Fund	$33.02
NYLIM MacKay Utah Muni Fund	$33.02
NYLIM Short Term Bond Fund	$33.02

B) Fund Minimum (CUSIP/Class/Fund):

The Funds listed above will be billed at $458.84 per month per CUSIP (i.e., 1/12 of the annual Fund Minimum charge of $5,506.08) for each Fund serviced during the month that is not being charged at the per account rate. Those Funds that do not have a minimum account volume are charged at the Fund Minimum level until such account volumes are achieved. Seed accounts are excluded from Fund Minimums.

The fees and charges set forth above shall increase annually over the fees and charges during the prior 12 months in an amount equal to the annual percentage of change in the Northeastern Consumer Price Index as last reported by the U.S. Bureau of Labor Statistics.

C) Expense Allocation Methodology

All Funds (except NYLIM ETF Asset Allocation Funds1)

For purposes of allocating the transfer agency expenses for each Fund under this Agreement: (i) Class A, Class A2, Class I, Class R1, Class R2, Class R3 and Class Z shares will be grouped together as one group; (ii) Investor Class, Class C and Class C2 shares will be grouped together as a separate group; and (iii) SIMPLE Class, Class P and Class R6 shares will not be grouped together with any other share class.

For each Fund, the transfer agency expenses will be calculated and allocated between the share classes in each group in the following manner:

1. multiplying the total number of accounts in each group of share classes by the per account fee

1 The NYLIM ETF Asset Allocation Funds consist of NYLIM Conservative ETF Allocation Fund, NYLIM Equity ETF Allocation Fund, NYLIM Growth ETF Allocation Fund, and NYLIM Moderate ETF Allocation Fund.

to determine the total transfer agency fees allocable to each group, and

2. allocating the total fees per group among the share classes in the group based on the relative assets of the share classes.

Class P and Class R6 Shares

For Class P and Class R6 shares, a Fund will be charged a transfer agency fee of 0.004% of the average daily net assets attributable to Class P and Class R6 shares of the Fund.

NYLIM ETF Asset Allocation Funds

Each share class of the NYLIM ETF Asset Allocation Funds will be charged a transfer agency fee as follows:

NYLIM ETF ASSET ALLOCATION FUNDS	ACCOUNT RATES
Shareholder accounts with total value of less than $12,000	0.20% on assets
Shareholder accounts with total value of $12,000 or more to the extent the size of a shareholder account is available	$27.49

SIMPLE Class Shares

SIMPLE Class shares of a Fund will be charged a transfer agency fee as follows:

SIMPLE CLASS SHARES	ACCOUNT RATES
Shareholder accounts with total value of less than $12,000	0.20% on assets
Shareholder accounts with total value of $12,000 or more to the extent the size of a shareholder account is available	Each Fund’s respective Account Rate as set forth in Section 1). A above

2) Other Items

A) New Funds

New Funds that contain “seed money” only will not be charged the Fund Minimum.

B) Fund Billing Restrictions/Caps

In order to facilitate the introduction of New Fund and Products and keep transfer agency expenses at a minimum, certain billing restrictions and/or Caps apply to New Funds (except the NYLIM ETF Asset Allocation Funds). New Funds (Class A, A2, C, C2, I, R1, R2, and R3) are charged a maximum transfer agency expense of 25 basis points for one year. After one year, the Fund expenses are reviewed and, at Management discretion, will either continue to be charged the 25 basis points maximum or commencement of the per account rate or Fund Minimum charge will begin.

IN WITNESS WHEREOF, each of the Funds listed below and NYLIM Service Company LLC have agreed upon this Transfer Agency Fee Schedule and have caused this Transfer Agency Fee Schedule to be executed in their names and on their behalf by and through their duly authorized officers as of the day and year first written above.

NYLIM FUNDS

By: /s/ Kirk C. Lehneis

Name: Kirk C. Lehneis

Title: President and Principal Executive Officer

NYLIM FUNDS TRUST

By: /s/ Kirk C. Lehneis

Name: Kirk C. Lehneis

Title: President and Principal Executive Officer

NYLIM VP FUNDS TRUST

By: /s/ Kirk C. Lehneis

Name: Kirk C. Lehneis

Title: President and Principal Executive Officer

NYLIM SERVICE COMPANY LLC

By: /s/ Jack R. Benintende

Name: Jack R. Benintende

Title: President